Exhibit 10.2

EXECUTION COPY

August 2, 2010

To the Buyers and the

Holders Named on the

Signature Pages Hereto

Re: YRC Worldwide Inc. — Second Closing with respect to 6% Convertible Senior Notes due 2014

Ladies and Gentlemen:

Reference is made to that Note Purchase Agreement, dated February 11, 2010 (the “Purchase Agreement”), by and among YRC Worldwide Inc. (the “Company”), the investors listed on the Schedule of Buyers attached as Annex I thereto (the “Buyers”), and the subsidiaries of the Company listed on the Schedule of Guarantors attached as Annex II thereto (the “Guarantors”), relating to the issuance and sale by the Company to the Buyers of up to $70,000,000 in aggregate principal amount of the Company’s 6.0% Convertible Senior Notes due 2014 (the “Notes”), that Indenture, dated as of February 23, 2010 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), governing the terms of the Notes, and the Notes that have been issued under the Indenture. Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement or the Indenture, as applicable. This Agreement is being entered into among the parties hereto in connection with the Second Closing as contemplated by the Purchase Agreement, which is currently scheduled to occur on or about August 3, 2010.

In consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

AGREEMENTS

Section 1.1        Confirmation of the Second Closing. Each of the Buyers hereby agrees not to raise any objection or otherwise challenge any certifications required to be delivered by the Company or the Guarantors in connection with the Second Closing under Sections 8(h) and 8(i) of the Purchase Agreement, respectively, to the extent such certifications as to fact, do not contain qualifications other than those provided for in the Purchase Agreement or specifically agreed to by the Buyers. In the event that the Company or the Guarantors, as applicable, otherwise satisfies each of the conditions set forth in Section 8 of the Purchase Agreement at or before the Second Closing Date, each of the Buyers confirms that it will purchase the Notes at the Second Closing in accordance with the terms of the Purchase Agreement and will immediately thereafter instruct the Escrow Agent (as defined below) to deliver the balance of the Escrow Property (as defined in the Escrow Agreement (as defined below)) in accordance with Section 1.3(b)(ii) of the Escrow Agreement, dated as of February 23, 2010 (the “Escrow Agreement”), by and among the Company, the Buyers and U.S. Bank National Association, as escrow agent (the “Escrow Agent”).

Section 1.2        Temporary Increase in Conversion Rate. Pursuant to Section 10.14 of the Indenture, the Company hereby agrees to temporarily increase the Conversion Rate on the Second Closing Date for a period of 20 days to 100,000 shares of Common Stock per $1,000 in principal amount of Notes (the “Adjusted Conversion Rate”) (thereby reducing the Conversion Price to $0.01 per share), and each of the Buyers hereby agrees to convert that aggregate principal amount of Notes that were issued on February 23, 2010 during that period such that each Buyer receives on account of such conversion no more than that number of shares listed opposite such Buyer’s name on Annex I hereto such that no more than an aggregate of 59,000,000 shares of Common Stock are issued by the Company pursuant to the Adjusted Conversion Rate (as such shares are adjusted pursuant to the share rounding provisions in Paragraph 8 of the Notes). For the avoidance of doubt, the foregoing limitation shall not include any shares of Common Stock issued to the Buyers or any other Holders of Notes in respect of interest on the Notes that is payable by the Company on August 16, 2010 (in respect of the August 15th interest payment date set forth in the Notes) pursuant to the terms of the Indenture. The parties hereto agree and acknowledge that any conversion of the Notes into shares of Common Stock during the 20-day period in the Adjusted Conversion Price is in effect shall not terminate or otherwise modify in any manner the right of such Holder to receive the accrued and unpaid interest on such Notes on August 16, 2010. Immediately following the 20-day period, the Conversion Rate will revert back to the initial Conversion Rate of 2,325.5814 shares of Common Stock per $1,000 in principal amount of the Notes (thereby reverting back the Conversion Price to the initial Conversion Price of $0.43 per share), subject to the application following the end of such 20-day period to the limitations set forth in Section 10.16 of the Indenture.

Section 1.3        Waiver of Certain Notice Periods. Pursuant to Section 9.02 of the Indenture, the Buyers, as the Holders of more than a majority in aggregate Principal Amount outstanding of the Notes, hereby waive any and all of the notice, filings, mailing or notice period requirements set forth in Sections 10.10 and 10.14 of the Indenture in connection with the Adjusted Conversion Rate. The Company confirms that it will on the Second Closing Date deliver an Officers’ Certificate setting forth the Adjusted Conversion Rate and the Conversion Price to the Trustee as contemplated by Section 10.10 of the Indenture and such other statements relating to such other matters in this Agreement and the Supplemental Indenture as are required to be made in an Officers’ Certificate under the terms of the Indenture to effect the transactions and agreements contemplated hereby and by the Supplemental Indenture.

Section 1.4        Consent to Amendment to Section 10.16 of the Indenture. Pursuant to Section 9.02 of the Indenture, each Buyer and each Holder hereby consents with respect to all of the Notes owned of record by such Buyer or Holder, as the case may be, to amend Section 10.16 of the Indenture through the execution of a supplemental indenture, in substantially the form attached hereto as Exhibit A, with such changes and modifications as are reasonably required by the Trustee (the “Supplemental Indenture”), to provide that the limitation set forth in Section 10.16 of the Indenture shall not apply on a pro rata basis to otherwise limit the number of shares that can be issued by the Company upon the conversion of the Notes during the period in which the Adjusted Conversion Rate is in effect as contemplated by Section 1.2 of this Agreement. Notwithstanding the foregoing, each of the parties hereto hereby confirms and acknowledges that all of the shares of Common Stock issued by the Company upon conversion of the Notes during the period in which the Adjusted Conversion Rate is in effect will be included in any calculation to determine whether the limitation on the maximum number of shares of Common Stock issuable in respect of the Notes set forth in Section 10.16 is then applicable.

Section 1.5        Waivers of Certain Conditions to Conversion under Section 10.02 of the Indenture and Paragraph 8 of the Notes; Payment of Interest in Respect of Converted Notes. The Company hereby waives the requirement that a Holder comply with any of the conditions set forth in clauses (ii) and (iii) of the second sentence of the first paragraph of Section 10.02 of the Indenture and the corresponding requirements set forth in paragraph 8 of the Notes prior to the Conversion Date with respect to the Notes to be converted in accordance with this Agreement, and each Holder converting such Notes hereby agrees to use its commercially reasonable efforts to satisfy the requirements of such clauses promptly after the Conversion Date to the extent any such documents are reasonably requested by the Conversion Agent to be delivered to the Conversion Agent. The Company and the Holders participating in the conversion pursuant to the terms of this Agreement hereby agree that (i) the conversion notice to be provided to the Conversion Agent under Section 10.02 of the Indenture and paragraph 8 of the Notes shall be replaced with an annex copying the relevant information as to such conversion contained in the Schedule of Buyers and Holders attached as Annex I hereto, which annex as to each such Holder, setting forth name its name (which shall be the name of the Person to whom shares of Common Stock issued upon such conversion are issued), the principal amount of Notes being surrendered (it being understood that physical delivery of such Notes shall not required as a condition to such conversion), and the amount of shares of Common Stock to be issued pursuant to such conversion, and (ii) the Conversion Date applicable to such conversion shall deemed to be the time at which the Officers’ Certificate referred to in Section 1.3 above is delivered to the Trustee and Conversion Agent on the Second Closing Date upon the effectiveness of the Supplemental Indenture. The Company further agrees that the Holders converting their Notes pursuant to the terms of this Agreement shall not be required to make any payments in respect of interest pursuant to Section 10.02 of the Indenture and the penultimate sentence of the second paragraph of paragraph 8 of the Notes to the extent such conversion occurs prior to the next interest payment date for the Notes following the date of this Agreement, and that interest with respect to the period from February 23, 2010 to the scheduled August 15, 2010 interest payment date, shall paid to each such Holder in respect of the principal amount of Notes to be converted on or prior to such interest payment date and shall include all interest such Holder would have been entitled to if such Holder had not converted any portion of such Holder’s Notes prior to such interest payment date. The Company hereby acknowledges and agrees that the Conversion Agent has confirmed that the procedures for conversion and the waiver of any payment to be made by a Holder as set forth in this Section 1.5 shall be sufficient for conversion of the principal amount of Notes to be converted in accordance with the terms and conditions of this Agreement, the Indenture and the Notes, each as supplemented hereby, the Supplemental Indenture and any the Officers’ Certificate to be delivered as contemplated by the Supplemental Indenture, and the Company further acknowledges that the obligations of the Buyers and the Holders under this Agreement are subject to the concurrent conversion of the Notes into shares of Common Stock in the amounts specified in Annex I hereto as contemplated by this Agreement with the Second Closing.

Section 1.6        Waiver by Holders of Make Whole Premium in Connection with Conversions Pursuant to this Agreement. Each Holder electing to convert all or portion of its Notes pursuant to the terms and conditions of this Agreement hereby waives the obligation of the Company under Section 10.01 of the Indenture and the first paragraph of paragraph 8 of the Notes to issue any shares of Common Stock to such Holder in respect of the Make Whole Premium otherwise owing thereon. This waiver shall only apply to conversions made at the reduced conversion price during the applicable 20-day period in accordance with the terms and conditions of this Agreement.

Section 1.7        Public Disclosure. The Company hereby agrees, upon the earliest of (A) any public disclosure by the Company of the entry into this Agreement or the transactions contemplated hereby, (B) 8:30 a.m., New York City time, on the second Business Day after the date of this Agreement or (C) the public announcement of the Company’s financial results for the quarter ended June 30, 2010, to issue a press release (the “Press Release”) and file a Current Report on Form 8-K (the “Form 8-K”) with the SEC (with the Press Release attached as an exhibit thereto), in each case, in form and substance reasonably acceptable to the Buyers, and disclosing all material terms of the transactions contemplated by this Agreement; provided, however, that the Press Release shall be issued and the Form 8-K shall be filed with the SEC no later than the effectiveness of the Supplemental Indenture. From and after the issuance of the Press Release and the Form 8-K, the Company confirms that no Buyer or any Holder party hereto shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents that is not disclosed in the Press Release and the Form 8-K.

Section 1.8        Delivery of Book-Entry Shares upon Conversion. The Company hereby covenants and agrees to deliver in book-entry form as soon as reasonably practicable following the Second Closing (but, in any event, no later than two (2) Business Days after the Second Closing Date) to each Holder converting a portion of its Notes pursuant to this Agreement the number of shares of Common Stock to be issued upon conversion indicated for such Holder as set forth on Annex I hereto, without any deductions from such share amounts for taxes or any other charges, costs or expenses.

MISCELLANEOUS

Section 2.1        Effect of this Agreement. Except as set forth in this Agreement, the terms of the Purchase Agreement, the Notes, the Indenture and any of the other Transaction Documents shall not be amended or modified in any manner and all of the provisions thereof shall continue in full force and effect. This Agreement is made as a settlement of potential litigation and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

Section 2.2        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes. A Buyer may not assign this Agreement or any rights or obligations hereunder without the prior consent of the Company except that any Buyer may assign some or all of its rights hereunder to an Affiliate of such Buyer without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. A Buyer shall not sell, assign or otherwise transfer any of their respective Notes during the period that the Adjusted Conversion Rate is in effect unless such transferee agrees in writing to comply with all of the provisions of this Agreement, including Section 1.2 of this Agreement.

Section 2.3        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 2.4        Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 2.5        Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6        Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of

Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 2.7        Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.8        Headings. The Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 2.9        Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Agreement.

<signature pages follow>

IN WITNESS WHEREOF, the Company, each Buyer and each Holder has caused its respective signature page to this Agreement to be duly executed as of the date first written above. By execution of its respective signature page, each Buyer and each Holder, as to all of the Notes owned by it, thereby provides its consent to the amendment to the Indenture as set forth in the Supplemental Indenture attached hereto as Exhibit A, in accordance with Section 9.02 of the Indenture.

COMPANY:

YRC WORLDWIDE INC.

By:
Name: Title:

IN WITNESS WHEREOF, the Company, each Buyer and each Holder has caused its respective signature page to this Agreement to be duly executed as of the date first written above. By execution of its respective signature page, each Buyer and each Holder, as to all of the Notes owned by it, thereby provides its consent to the amendment to the Indenture as set forth in the Supplemental Indenture attached hereto as Exhibit A, in accordance with Section 9.02 of the Indenture.

BUYER AND HOLDER:

ARISTEIA MASTER, L.P.

By: Aristeia Capital, L.L.C., its Investment Manager

By:
Name: Title:

By:
Name: Title:

[Signature Pages to Letter Agreement]

IN WITNESS WHEREOF, the Company, each Buyer and each Holder has caused its respective signature page to this Agreement to be duly executed as of the date first written above. By execution of its respective signature page, each Buyer and each Holder, as to all of the Notes owned by it, thereby provides its consent to the amendment to the Indenture as set forth in the Supplemental Indenture attached hereto as Exhibit A, in accordance with Section 9.02 of the Indenture.

BUYER AND HOLDER:

INVESTCORP SILVERBACK ARBITRAGE MASTER FUND LIMITED

By:	Silverback Asset Management, LLC, its Investment Manager

By:
Name: Title:

BUYER AND HOLDER:

INVESTCORP SILVERBACK OPPORTUNISTIC CONVERTIBLE MASTER FUND LIMITED

By:	Silverback Asset Management, LLC, its Investment Manager

By:
Name: Title:

[Signature Pages to Letter Agreement]

IN WITNESS WHEREOF, the Company, each Buyer and each Holder has caused its respective signature page to this Agreement to be duly executed as of the date first written above. By execution of its respective signature page, each Buyer and each Holder, as to all of the Notes owned by it, thereby provides its consent to the amendment to the Indenture as set forth in the Supplemental Indenture attached hereto as Exhibit A, in accordance with Section 9.02 of the Indenture.

BUYER AND HOLDER:

ALDEN GLOBAL DISTRESSED OPPORTUNITIES FUND, L.P.

By:	Alden Global Distressed Opportunities Fund GP, LLC, its General Partner

By:
Name: Title:

HOLDER:

NEWFINANCE ALDEN SPV

By:	Alden Global Capital, a division of Smith Management LLC, its Trading Advisor

By:
Name: Title:

[Signature Pages to Letter Agreement]

Exhibit A

Form of Supplemental Indenture

(to be attached).